UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Analysts International Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY

May 19, 2009

Dear Shareholder:

According to our latest records, we have not received your voting instructions for the important Annual Meeting of Shareholders of Analysts International Corporation to be held on Tuesday, June 2, 2009.  Your vote is extremely important, no matter how many shares you hold.

For the reasons set forth in the proxy statement dated April 20, 2009, the Board of Directors unanimously recommends that you vote “FOR” Proposals 1, 2 and 3.  Please sign, date and return the enclosed proxy card as soon as possible or, alternatively, you can vote via the Internet or telephone (see the instructions on reverse side).

LEADING PROXY ADVISORY FIRMS RECOMMEND

A VOTE “FOR” ALL PROPOSALS

RiskMetrics Group (ISS), Glass Lewis & Co., LLC and PROXY Governance, Inc., three leading, independent proxy advisory firms that advise institutional investors and publish voting recommendations, have recommended that shareholders vote FOR all items on the agenda.

If you need assistance voting your shares, please call D.F. King & Co., Inc. toll free at (888) 605-1957.  On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Robert E. Woods
Secretary

You may use one of the following simple methods to promptly provide your voting instructions:

1.              Vote by Internet:

Log on to the Internet and go to www.envisionreports.com/ANLY
Follow the steps outlined on the secured website.

2.              Vote by Telephone:

Call toll free 1-800-652-VOTE (8683) within the United States,
Canada & Puerto Rico any time on a touch tone telephone. There is NO
CHARGE to you for the call.
Follow the instructions provided by the recorded message.